Exhibit 10.2
Vermillion, Inc.
6611 Dumbarton Circle
Fremont, CA 94555
August 29, 2007

To:	Quest Diagnostics Incorporated
1290 Wall Street West
Lyndhurst, NJ 07071

Re: Amendment of Warrant
Ladies and Gentlemen:
     Reference is made to the Stock Purchase Agreement dated July 22, 2005 (the 2005 Agreement”) between Ciphergen Biosystems, Inc. (now known as Vermillion, Inc.) and Quest Diagnostics Incorporated. Reference is also made to the Warrant of the same date (the “2005 Warrant”) issued pursuant to the 2005 Agreement, expiring July 22, 2010 (the “Expiration Date”), which entitles Quest Diagnostics Incorporated to purchase 2,2000,000 shares of Ciphergen, Inc. common stock at a purchase price of $3.50 per share (the “Exercise Price”).
     Effective upon the closing of the financing contemplated by the Securities Purchase Agreement dated as of August 23, 2007 by and among Vermillion, Inc. and the Purchasers, including Quest Diagnostics Incorporated, the 2005 Warrant shall be amended as follows:
(a)	the term “Exercise Price” shall be amended to mean $2.50 per share in each instance where used therein, subject to any adjustment under Section 9 of the 2005 Warrant; and
(b)	the term “Expiration Date” shall be amended to mean July 22, 2011 in each instance where used therein.
     If the foregoing properly reflects our agreement, please so indicate by acknowledging and agreeing below.
[Signature Page Follows]

Very truly yours, VERMILLION, INC.
By	/s/ Gail S. Page
Name:
Title:

Acknowledged And Agreed:

QUEST DIAGNOSTICS INCORPORATED.
By	/s/ Catherine I. Greany
Name:
Title: